Exhibit 3.11

KENNECOTT ENERGY COMPANY

CERTIFICATE OF INCORPORATION

Pursuant to Section 102 of the

General Corporation Law of the State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does certify:

FIRST:                                                      The name of the Corporation is Kennecott Energy Company.

SECOND:                                       The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:                                                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                                     The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

FIFTH:    The name and mailing address of the Incorporator is as follows:

Shannon S. Rider

Salt Lake City, Utah 84133

SIXTH:                                                   The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH:                              Elections of directors need not be by written ballot unless the By- Laws of the Corporation shall otherwise provide.

EIGHTH:                                       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director;

provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:                                                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation, or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all of the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH:                                              The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, under penalties of perjury, I have hereunto set my hand this 25th day of May 1993, and I affirm that the foregoing Certificate is my act and deed and that the facts stated therein are true.

/s/ Shannon S. Rider
SHANNON S. RIDER
Incorporator

KENNECOTT ENERGY COMPANY

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

Kennecott Energy Company, a corporation organized and existing under and by virtue of the DELAWARE GENERAL CORPORATION LAW, does hereby certify that:

FIRST: Pursuant to Section 141(f) of the DELAWARE GENERAL CORPORATION LAW, the Board of Directors has adopted resolutions setting forth a proposed amendment of the Corporation’s Certificate of Incorporation and has declared said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

IT IS RESOLVED that this Board of Directors has determined it advisable to amend the Corporation’s Certificate of Incorporation for the sole purpose of changing the name of the Corporation; and it is further

RESOLVED that, subject to approval of the Corporation’s Sole Shareholder, the First Article of the Corporation’s Certificate of Incorporation shall be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is Rio Tinto Energy America Services Company.”

SECOND: Pursuant to the recommendation of the Board of Directors, the Sole Shareholder of the Corporation, upon written consent as authorized by Section 228 of the DELAWARE GENERAL CORPORATION LAW, duly authorized the amendment.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, Kennecott Energy Company has caused this Certificate to be signed by an authorized officer of the Corporation this 8th day of May 2006.

KENNECOTT ENERGY COMPANY

By:	/s/ Shannon S. Crompton
SHANNON S. CROMPTON
Its:	Secretary

RIO TINTO ENERGY AMERICA SERVICES COMPANY

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

Rio Tinto Energy America Services Company, a corporation organized and existing under and by virtue of the DELAWARE GENERAL CORPORATION LAW, does hereby certify that:

FIRST: Pursuant to Section 141(f) of the DELAWARE GENERAL CORPORATION LAW, the Board of Directors has adopted resolutions setting forth a proposed amendment of the Corporation’s Certificate of Incorporation and has declared said amendment to be advisable. The resolutions setting forth the proposed amendment are as follows:

IT IS RESOLVED that the Board of Directors has determined it advisable to amend the Corporation’s Certificate of Incorporation for the sole purpose of changing the name of the Corporation; and it is further

RESOLVED that, subject to approval of the Corporation’s Sole Shareholder, the First Article of the Corporation’s Certificate of Incorporation shall be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is Cloud Peak Energy Services Company.”

SECOND: Pursuant to the recommendation of the Board of Directors, the Sole Shareholder of the Corporation, upon written consent as authorized by Section 228 of the DELAWARE GENERAL CORPORATION LAW, duly authorized the amendment.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, Rio Tinto Energy America Services Company has caused this Certificate to be signed by an authorized officer of the Corporation this 2nd day of October 2009.

RIO TINTO ENERGY AMERICA SERVICES COMPANY

By:	/s/ Shannon S Crompton
SHANNON S CROMPTON
Its:	Secretary